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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 2, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE WALL STREET JOURNAL AND NEW
----------------------------------------------------------------------------
YORK TIMES ON AUGUST 2, 2001:
-----------------------------

                                    ATTENTION

                               COMPUTER ASSOCIATES

                                  SHAREHOLDERS

Only last year, Sam Wyly sent the following message to his employees and customers when he sold Sterling Software to CA. We thought you would find it interesting, especially in contrast to the statements he is now making as part of his campaign against the CA Board only 16 months later.

     SAM WYLY

     March 30, 2000

     To Sterling Software employees and customers:

     Dear friends,

     As your Sterling Software Board studied the rapidly evolving web world and the consolidation of giants in enterprise software, we concluded that healthy growth in the future meant joining a gorilla. It was of utmost importance to us to pick a partner who would keep our promises to our customers and to our people.

     COMPUTER ASSOCIATES WITH ITS RECORD OF SUCCESS ON BOTH FRONTS HAS TIME AND AGAIN DEMONSTRATED THAT IT IS A NEW OWNER WORTHY OF YOUR AND MY TRUST. COMPUTER ASSOCIATES IS A GOOD PLACE TO WORK. The first company I founded (University Computing - later named UCCEL) merged into Computer Associates 14 years ago. AT THAT TIME WE HAD ONE OF THE BRIGHTEST AND BEST SOFTWARE DEVELOPERS WHO EVER GREW UP IN GREENVILLE, SOUTH CAROLINA. HIS NAME IS SANJAY KUMAR, AND TODAY HE IS CHARLES WANG'S PRESIDENT OF COMPUTER ASSOCIATES.

     CA has some great benefits not available before. All my kids and grandkids went to Montessori schools, so I'm delighted to learn that workers in 20 locations can take their children with them in the morning to similar schools. Good luck!


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     I'm keeping my CA stock that comes in the merger and hope that it does as well as that received by UCCEL investors. My friend (and fellow investor) Walter Haefner's CA stock is now 20 times more valuable than at the time of the UCCEL merger!

     And thank you for helping Sterling investors earn a 36% compound annual return over the past ten years - twice the S&P 500 and in the top 2% of all companies entering the 1990s.

     Regards,



     /s/ Sam Wyly

     Sam Wyly

     Co-Founder

We agree with most of what Sam Wyly says in his letter of only 16 months ago. However, contrary to his promise above, he sold ALL of the CA stock he received in the merger. Today, while he holds many stock options, he owns only 100 shares of CA stock that his Texas partnership, Ranger Governance Ltd., acquired shortly before he began his proxy fight.

We know that we have to earn your support every day, and we intend to stay focused on continuing to build and improve CA. Having built CA over the last 25 years, we couldn't be more excited about the potential of CA over the next 25 years. We hope we can count on your support.

[CA Logo]

PROTECT YOUR INVESTMENT. SUPPORT EXISTING MANAGEMENT AND BOARD. SIGN AND RETURN THE WHITE PROXY CARD.

For additional information, please call MACKENZIE PARTNERS, INC. TOLL-FREE at 800-322-2885, or call D.F. KING & CO., INC. TOLL-FREE at 800-431-9642.